UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2012

ORBIT INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

0-3936	11-1826363
(Commission File Number)	(IRS Employer Identification No.)

80 Cabot Court, Hauppauge, New York 11788
(Address of Principal Executive Offices, Including Zip Code)

(631) 435-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 30, 2012, Orbit International Corp. and its subsidiaries, Behlman Electronics, Inc., Tulip Development Laboratory, Inc., Integrated Consulting Services, Inc. (collectively, the “Borrowers”) entered into an Amendment to Credit Agreement with Capital One, N.A. (the “Bank”) pursuant to which, among other things: (i) the maturity date on the Borrower’s line of credit was extended to June 1, 2013, (ii) the interest rate was reduced for certain loans, (iii) the borrowing base certificate requirement was changed from daily to monthly, (iv) the Borrower is allowed to repurchase stock if such repurchase does not violate any financial covenants, (v) the Bank released a previously pledged cash deposit, (vi) a liquidity covenant was removed and (vii) certain blocked account agreements between the Borrowers and the Bank were terminated.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1
Amendment to Credit Agreement, dated as of May 30, 2012, by and among Orbit International Corp., Behlman Electronics, Inc., Tulip Development Laboratory, Inc., Integrated Consulting Services, Inc. and Capital One, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIT INTERNATIONAL CORP.

Date: June 4, 2012	By:	/s/ Mitchell Binder
Mitchell Binder, Chief Executive Officer